Exhibit 10.14

Trademark and Domain Name Purchase Option Agreement

This TRADEMARK AND DOMAIN NAME PURCHASE OPTION AGREEMENT (this “Agreement”), dated November 15, 2006, is made in Shenzhen by and between:

Party A: Shenzhen Xunlei Networking Technologies Co., Ltd.

Legal Address: 11th Floor East, Shuguang Plaza, Ke Ji Nan Shi Er Road, Nanshan District, Shenzhen, Guangdong, PRC;

And

Party B: Giganology (Shenzhen) Ltd.

Legal Address: 11th Floor, Shuguang Plaza, South District of High-tech Park, Nanshan District, Shenzhen, Guangdong, PRC.

(Collectively, the “Parties”)

WHEREAS:

1.             Party A owns the application rights in the trademarks set forth under Schedule I (the “Trademarks”) and the domain names set forth under Schedule II (the “Domain Names”).

2.             The Parties have signed as of the date hereof certain agreements comprising of the Software and Proprietary License Agreement, the Supplemental Agreement to the Exclusive Technology Support and Services Agreement, and the Supplemental Agreement to the Exclusive Technology Consulting and Training Agreement.  To ensure performance of these agreements and given the technical supports to Party B from Party A as well as the good cooperative relationship between the Parties, Party A intends to grant Party A an option to purchase the Trademarks and Domain Names from Party A, each subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the Parties agree as follows:

1.             GRANT OF OPTION

Party A hereby grants Party B an irrevocable and exclusive call option (the “Option”), whereby Party B and/or any person nominated by Party B may purchase the Trademarks and Domain Names from Party A at any time during the Term of the Option (as defined below) subject to the terms and conditions of this Agreement.

2.             TERM OF OPTION

Party B and/or any person nominated by Party B may exercise the Option within a term of [ten (10)] years from the date upon which this Agreement becomes effective (the “Term of the Option”). The Parties hereby agree that as long as the Trademarks and Domain Names are not transferred to Party B and/or any person nominated by Party B and Party A is in existence, the Term of the Option will be automatically extended for another [ten (10)] years.

3.             OPTION PRICE

Party B will pay Party A RMB 6,000 as the date of this Agreement (the “Option Price”), which price includes (i) the price for grant of the Option from Party A to Party B under Article 1 of this Agreement; and (ii) the price to purchase the Trademarks and/or Domain Names by Party B exercising the Option.  Party A hereby acknowledges that it has received the Option Price as of the date of this Agreement, and confirms that none of Party B or any person nominated by Party B is required to pay any other price or amount in exercising all or any part of the Option.

4.             EXERCISE OF OPTION

4.1           Party B and/or any person nominated by Party B may exercise all or any part of the Option at any time during the Term of the Option.

4.2           Party B may transfer the Option or create any security interest in favor of any third party upon the Option, each without prior consent of Party A.

4.3           Upon its exercising all or any part of the Option, Party B and/or any person nominated by Party B will issue a written notice to Party A setting forth the Trademarks and/or Domain Names underlying the Option so exercised (the “Exercise Notice”).

4.4           Upon receipt of the Exercise Notice, Party A will take all actions and sign all documents necessary to transfer the relevant Trademarks and/or Domain Names to Party B and/or any person nominated by Party B, as well as to effect requisite re-registration procedures with competent trademark and domain name administrative agencies.

5.             REPRESENTATIONS AND WARRANTIES

Party A hereby represents and warrants to Party B as follows:

5.1           Unless with prior written consent from Party B, it is the legal and beneficial owner of the Trademarks and Domain Names throughout the Term of the Option;

5.2           There is no security or any other third-party interests created by it upon the Trademarks and Domain Names;

5.3           It grants the Option on exclusive basis and, without prior written consent from Party B, will not enter into any negotiation or agreement with any other party in respect of the transfer of the Trademarks and Domain Names during the Term of the Option;

5.4           It will use the Trademarks and Domain Names legally and duly during the Term of the Option.  During the term of this Agreement, it will not make any impairment to the validity or ownership of the Trademarks and Domain Names, or take any action that may possibly contribute to or cause the de-registration of the Trademarks or Domain Names;

5.5           None of its execution, delivery and performance of this Agreement will conflict with or breach any agreements to which it is a party or any Chinese laws and regulations;

5.6           It will make active efforts to assist Party B in processing any and all procedures necessary to receive approval or complete re-registration for the exercise of the Option;

5.7           It will be in compliance with Chinese laws and regulations throughout the Term of the Option;

5.8           It will maintain its legal and valid existence and operations during the Term of the Option; and

5.9           During the term of this Option, it will provide all documents and information requested by Party B and allow access to its business premises at any time by any employees or representatives of Party B.

6.             CONFIDENTIALITY

6.1           Each Party will, and will procure any of its agents, management or employees to, have the obligation to keep in confidence any and all information it receives from the other Party (the “Confidential Information”), and will not disclose any such information to any other party unless with consent of the other Party or as required by the order of any court, government or regulatory authority having jurisdiction.

6.2           Notwithstanding the provisions under Section 6.1, the non-disclosure obligation provided hereunder is not applicable to any information which:

6.2.1        Is available to the public not by any willful misconduct, neglect or omission of the receiving Party or any of its agents, consultants, directors, officials, employees or representatives;

6.2.2        Is disclosed under requirements of applicable laws, or regulations or rules from competent government, statutory or regulatory agencies; and

6.2.3        Is disclosed by any Party to any of its banks, financial advisors, consultants, counsels or other advisors for purpose of this Agreement.

6.3           Each of the Parties will take reasonable measures to ensure the Confidential Information is made available to its employees and directors only on as-need basis and such employees and directors are subject to similar non-disclosure obligations for the benefit of the Parties.

6.4           The non-disclosure obligations under this Article 6 will survive the termination of this Agreement for unlimited time, unless any Confidential Information becomes available to the public as provided under Section 6.2.1.

7.             BREACH LIABILITY

If Party A breaches any provision of this Agreement, it will be liable for any and all losses, damages, costs or expenses incurred by Party B.

8.             TERMINATION

This Agreement may be terminated:

8.1           Upon expiration of the Term of the Option and any extension thereof;

8.2           If all of the equity interests have been transferred to the WFOE and/or any of its nominees; or

8.3           Upon agreement of the Parties in writing.

9.             ENTIRE AGREEMENTS

This Agreement and any schedules attached hereto constitute all agreements of the Parties on the subject matter of this Agreement, replace and terminate any and all oral and written discussions, negotiations, notices, memorandums, documents and agreements made by the Parties on such subject matter.  This Agreement may not be amended without consent of the Parties in writing.

10.          TRANSFER

Unless otherwise expressly provided under this Agreement, without prior written consent of the other Party, neither Party may transfer any of its rights and obligations under this Agreement to any third party.  Any attempt to transfer any of its rights, obligations or liabilities under this Agreement by either Party without prior consent from the other Party is null and void.

11.          FURTHER ASSURANCE

Each of the Parties will, and will procure any other persons, companies or branches (if necessary) to, sign any other documents, agreements and deeds, and do any other actions and things within its powers, that are necessary to make the provisions of this Agreement have full effect.

12.          SEVERABILITY AND ENFORCEABILITY

12.1         If one or more provisions under this Agreement is declared or held illegal or invalid by any competent authority officially or otherwise, or unenforceable under applicable laws of any jurisdiction, then:

12.1.1      This provision will be deemed severable from the remainder of this Agreement which will continue to have effect;

12.1.2      Without prejudice to the right of appealing to competent authority in respect of the status of such provision, such invalid and unenforceable provision will be excluded from this Agreement; provided, however, that if such exclusion will materially affect or change the commercial basis of this Agreement, the Parties will agree in good faith to replace the invalid or unenforceable provision with a new provision; provided, further, that such new provision will be effective, enforceable, and is capable to achieve the object most approximate to that of the invalid or unenforceable provision.

12.2         If any applicable law prevents or restricts performance of all or any part of this Agreement, or affect any rights of any Party under this Agreement, the Parties agree to ensure full entitlement and performance of the rights and obligations under this Agreement by entering into another agreement containing commercials terms similar to those under this Agreement.

13.          NOTICES

13.1         All the notices given by each Party to the other Party under this Agreement shall be delivered to the following addresses of the other Party in person, or by facsimile, pre-paid registered mail or recognized courier.  Such addresses or facsimile numbers may be changed from time to time:

Party A:	Shenzhen Xunlei Networking Technologies Co., Ltd.

Facsimile:	0755-26993074

Address:	11th Floor East, Shuguang Plaza, Ke Ji Nan Shi Er Road, Nanshan District, Shenzhen, Guangdong, PRC

Party B:	Giganology (Shenzhen) Ltd.

Facsimile:	0755-26996974

Address:	11th Floor, Shuguang Plaza, South District of High-tech Park, Nanshan District, Shenzhen, Guangdong, PRC.

13.2         All notices and communications will be deemed given:

13.2.1.1      If by person, on the day it is delivered; or

13.2.1.2      If by pre-paid post, on the fifth business day after it is mailed; or

13.2.1.3      If by facsimile, on the receipt of the reporting confirming successful transmission; or

13.2.1.4      If by express courier, on the third business day after it is deposited with the courier.

The notices or communications will be deemed given if there is evidence that it is delivered by person, or by a mail with the correct mailing address and postage prepaid, or by facsimile which is confirmed successful, or by courier when the package including the notice or communication is correctly addressed and deposited with the courier.

14.          WAIVER

Failure or delay to enforce any of its powers or remedies by any Party under this Agreement will not operate as its waiver of such powers or remedies.  Partial or single exercise of such powers or remedies will not prevent its other or further exercise of such powers or remedies.  The powers under this Agreement are accumulative and non-exclusive of any powers or remedies available under laws.

15.          GOVERNING LAWS AND JURISDICTION

15.1         This Agreement is governed by and construed in accordance with the Chinese laws.

15.2         Any dispute arising from the execution, performance, termination or validity of this Agreement or in connection with this Agreement shall be resolved by both Parties through friendly negotiations and, if negations fail, shall be submitted to China International Trade and Economic Arbitration Commission South China Sub-commission (“CIETAC South China Sub-commission”) for arbitration according to its then effective rules and proceeding. The arbitration shall be conducted in Shenzhen. There will be one arbitrator who shall be appointed by the CIETAC South China Sub-commission according to above mentioned rules and proceeding. The arbitral award is final and binding upon the Parties. Unless otherwise provided by the arbitral award, the losing Party shall assume all the costs and expenses of arbitration and reimburse all the costs and expenses of arbitration incurred by the winning Party. If either Party needs to file a lawsuit for enforcement of the arbitral award, the losing Party shall reimburse the other Party for all reasonable expenses and legal fee so incurred by the other Party. During the period from the submission of dispute for arbitration to the rendering of arbitral award, both Parties shall continue to perform their obligations hereunder without prejudice to the final judgment made based on the aforesaid arbitral award.

16.          COUNTERPART

This Agreement may be signed in multiple counterparts. Each signed counterpart shall be deemed as a original copy of this Agreement. Each and all of the counterparts shall be deemed as identical legal documents.

17.          MISCELLANEOUS

17.1         This Agreement is signed and become effective on the date first written above.

17.2         This Agreement is written in Chinese in two (2) original copies with same legal effect, each Party holding one (1) copy.

17.3         Any matter that is not provided under this Agreement will be separately negotiated by the Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Party A: Giganology (Shenzhen) Ltd.

By:	/s/ Legal Representative/Authorized Representative

(Affixed with common seal of the company)

Party B: Shenzhen Xunlei Networking Technologies Co., Ltd.

By:	/s/ Legal Representative/Authorized Representative

(Affixed with common seal of the company)

Schedule I

TRADEMARKS

XUNLEI text trademark; application number: 4228849; category: 42

XUNLEI graph trademark; application number: 4228848; category: 42

P2SP; application number: ZC456555SL

Schedule II

Domain Names

Xunlei.com

Sandai.com

Gigaget.com

Xunelei.net

Supplement to Trademark and Domain Name Purchase Option Agreement

This SUPPLEMENT TO TRADEMARK AND DOMAIN NAME PURCHASE OPTION AGREEMENT (this “Supplement”), dated January 2, 2011, is made in Shenzhen, the PRC, by and between:

Shenzhen Xunlei Networking Technologies Co., Ltd., a company with limited liabilities incorporated and duly existing under the laws of the People’s Republic of China (the “PRC”), with its legal address at 7th and 8th Floors, 11th Building, Shenzhen Software Park, Ke Ji Zhong Er Road, Nanshan District, Shenzhen, Guangdong, the PRC (the “Party A”);

And

Giganology (Shenzhen) Ltd., a wholly foreign owned enterprise incorporated and duly existing under the laws of the PRC, with its legal address at Room 802, 11th Floor, Shenzhen Software Park, Central District of High-tech Park, Nanshan District, Shenzhen, Guangdong, PRC (the “Party B”).

(Collectively, the “Parties”)

WHEREAS:

1.             The Parties have made a certain Trademark and Domain Name Purchase Option Agreement (the “Trademark and Domain Name Purchase Option Agreement”) dated November 15, 2006.

2.             The Parties agree to enter into this Supplement to amend and supplement the Trademark and Domain Name Purchase Option Agreement through friendly negotiations and in the spirit of equality and mutual benefits.

NOW, THEREFORE, the Parties agree as follows:

1.             Section 3 of the Trademark and Domain Name Purchase Option Agreement is deleted and replaced in its entirety by the following:

“3.   Option Price

Upon its exercising of the Option, Party B will make payment to Party A in the amount of RMB 1 yuan or a minimum price permitted under the then applicable laws (the “Option Price”), which Option Price will include (i) the price for which Party A grants the Option to Party B under Section 1 of this Agreement, and (ii) the price for which Party B and/or any person nominated by Party B exercises the Option to purchase any trademark and/or domain names”.

2.             Section 4.1 of the Trademark and Domain Name Purchase Option Agreement is deleted and replaced in its entirety by the following:

“4.1 It is agreed by the Parties that, subject to permission of the PRC laws and regulations, Party B and/or any person nominated by Party B may exercise all or any part of the Option at any time during the term of this Agreement.”

3.             This Supplement will be effective upon its signature by each of the Parties.  This Supplement is a supplement to and is equally authentic with the Trademark and Domain Name Purchase Option Agreement.  In the event of any discrepancy between this Supplement and the Trademark and Domain Name Purchase Option Agreement, this Supplement will prevail.  Except for such discrepancy, if any, the Trademark and Domain Name Purchase Option Agreement will continue to be enforceable.

4.             This Supplement is in Chinese in duplicate, with each Party holding one copy.  Each copy is equally authentic.

[Remainder left blank]

Signature page of the Supplement to Trademark and Domain Name Purchase Option Agreement

Party A: Shenzhen Xunlei Networking Technologies Co., Ltd.

By:	/s/ Zou Shenglong

(Affixed with common seal of the company)

Party A: Giganology (Shenzhen) Ltd.

By:	/s/ Zou Shenglong

(Affixed with common seal of the company)